REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the "Agreement") is made as of the date set forth below between China Energy Recovery, Inc., a Delaware corporation (the "Company"), and the purchasers of its Series A Preferred Stock (as defined below) pursuant to a Securities Purchase Agreement dated as of the date hereof (each an "Investor" and, collectively, the "Investors"). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

RECITALS

WHEREAS, the Company has sold up to 8,339,902 shares (the "Preferred Shares") of Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the "Series A Preferred Stock"), convertible into shares ("Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), and warrants (the "Warrants") to purchase up to 4,169,951 Shares at an exercise price of $1.29 per share (the "Warrant Shares," and together with the Shares, the "Securities") to certain investors in a private placement (the "Offering"); and

WHEREAS, the execution and delivery of this Agreement by the Company is a condition to the completion of the Offering.

NOW, THEREFORE, the parties hereto agree as follows:

1. Registration Procedures and Expenses. The Company shall:

(a) subject to receipt of necessary information from the Investors, use its commercially reasonable efforts to cause a Registration Statement on Form S-3, or on such other form as is available to the Company (the "Initial Registration Statement"), to be filed with the Securities and Exchange Commission ("SEC"), within 30 calendar days following the Closing Date (the "Required Filing Date"), to enable the resale of the Securities by the Investors from time to time. Notwithstanding the registration obligations set forth in the first sentence of this Section 1(a), in the event the SEC informs the Company that all of the Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof, (ii) use its best efforts to file amendments to the Initial Registration Statement as required by the SEC or (iii) withdraw the Initial Registration Statement and file a new registration statement (a "New Registration Statement," and together with the Initial Registration Statement, the "Registration Statement"), in either case covering the maximum number of Securities permitted to be registered by the SEC on Form S-3 or such other form available to register for resale the Securities as a secondary offering, with the number of shares included on such amendment or the New Registration Statement cut back proportionally for each Investor; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its best efforts to advocate with the SEC for the registration of all of the Securities in accordance with SEC policies. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements on Form S-3 or such other form available to register for resale those Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement;

(b) subject to receipt of necessary information from the Investors, use its commercially reasonable efforts to cause the Registration Statement to become effective no later than the date that is 90 calendar days after the Closing Date, (or, in the event of a "full review" of the Registration Statement by the SEC, 150 calendar days after the Closing Date) (the "Required Effective Date"). If the Registration Statement (i) has not been filed by the Required Filing Date or (ii) has not been declared effective by the SEC on or before the Required Effective Date, the Company shall, on the Business Day immediately following the Required Filing Date or the Required Effective Date, as the case may be, and each 30th day thereafter, make a payment to the Investor as partial compensation for such delay (the "Late Registration Payments") equal to 1% of the purchase price paid for the Preferred Shares purchased by the Investor and not previously sold by the Investor until the Registration Statement is filed or declared effective by the SEC, as the case may be; provided, however, that in no event shall the payments made pursuant to this Subsection (b) if any, exceed in the aggregate 10% of such purchase price. Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to the Investor by wire transfer or check within five Business Days after the earlier of (i) the end of each 30 day period following the Required Effective Date or (ii) the effective date of the Registration Statement;

(c) subject to a Suspension (as defined in Section 2(c)) being in effect, use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the related prospectus (the "Prospectus") as may be necessary to keep the Registration Statement current and effective for a period ending on the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell Securities pursuant to Rule 144 under the Securities Act or any successor rule ("Rule 144") or (iii) such time as all Securities purchased by such Investor in this Offering have been sold (A) pursuant to a registration statement, (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, and to notify each Investor promptly upon the Registration Statement and each post-effective amendment thereto, being declared effective by the SEC;

(d) furnish to the Investor such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) (collectively, the "Prospectuses") as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by the Investor;

(e) file documents required of the Company for customary blue sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (a) through (e) of this Section 1 and the registration of the Securities pursuant to the Registration Statement;

(g) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(h) with a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell Securities to the public without registration, the Company covenants and agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor's Securities may be resold pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Investor's Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) furnish to the Investor upon request, as long as the Investor owns any Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Securities without registration.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the Investor shall furnish to the Company such information regarding itself, the Securities to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Securities.

The Company understands that the Investor disclaims being an underwriter, but acknowledges that a determination by the SEC that the Investor is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

2. Transfer of Shares After Registration; Suspension.

(a) The Investor agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act, as contemplated in the Registration Statement and as described below, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(b) Except in the event that Subsection (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 2(b)(i); and (iii) upon request, inform each Investor who so requests that the Company has complied with its obligations in Section 2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 2(b)(i) hereof when the amendment has become effective).

(c) Subject to Subsection (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Securities pursuant to the Registration Statement (a "Suspension") until the Investors are advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 2(c). The Investor covenants that from the date hereof it will maintain in confidence the receipt and content of any Suspension Notice provided in accordance with this Section 2(c) in accordance with and subject to Section 4.6 of Annex I to the Securities Purchase Agreement.

(d) Notwithstanding the foregoing paragraphs of this Section 2, the Company shall use its commercially reasonable efforts to ensure that (i) a Suspension shall not exceed 60 days individually and (ii) no more than two Suspensions shall occur during any 12-month period (each Suspension that satisfies the foregoing criteria being referred to herein as a "Qualifying Suspension").

(e) If a Suspension is not then in effect, the Investor may sell Securities under the Registration Statement, provided that it complies with any applicable prospectus delivery requirements. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Investor and to any other parties requiring such Prospectuses.

(f) In the event of a sale of Securities by the Investor, unless such requirement is waived by the Company in writing, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that the Securities may be properly transferred.

(g) The Company agrees that it shall, immediately prior to the Registration Statement being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent shall issue, in connection with the sale of the Securities, certificates representing such Securities without restrictive legend, provided the Securities are to be sold pursuant to the Prospectus contained in the Registration Statement and the transfer agent receives a Certificate of Subsequent Sale in the form attached hereto as Exhibit A. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the Investor, that no further opinion of counsel is required at the time of transfer in order to issue such Securities without restrictive legend.

The Company shall cause its transfer agent to issue a certificate without any restrictive legend to a purchaser of any Securities from the Investor, if (a) the sale of such Securities is registered under the Registration Statement (including registration pursuant to Rule 415 under the Securities Act) and the Investor has delivered a Certificate of Subsequent Sale to the Transfer Agent; (b) the holder has provided the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act; or (c) such Securities are sold in compliance with Rule 144 under the Securities Act.

3. Indemnification. For the purpose of this Section 3:

(a) the term "Selling Stockholder" shall mean the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b) the term "Registration Statement" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 1; and

(c) the term "untrue statement" shall mean any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, not misleading.

(d)          (i) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or any inaccuracy in representations made by such Selling Stockholder in the Investor Questionnaire or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 4 of Annex I to the Securities Purchase Agreement or Section 2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

(ii) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 4 of Annex I to the Securities Purchase Agreement or Section 2 hereof, or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Investor from the sale of the Securities pursuant to the Registration Statement.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv) If the indemnification provided for in this Section 3 is unavailable to or insufficient to hold harmless an indemnified party under Subsections 3(d)(i) or 3(d)(ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 3(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 3(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3(d), the Investor shall not be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Securities to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection to contribute are several in proportion to their sales of Securities to which such loss relates and not joint.

The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

4. Termination of Conditions and Obligations. The conditions precedent imposed by Section 4 of Annex I to the Securities Purchase Agreement or this Agreement upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

5. Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by the Investor, the Company will furnish (or, to the extent such information is available electronically through the Company's filings with the SEC, the Company will make available) to the Investor:

(a) as soon as practicable after it is available, one copy of (i) its most recent Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by an independent registered public accounting firm, and (ii) if not included in substance in the Annual Report to Stockholders, its most recent Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to Subsection (a)(ii) of this Section 5 as filed with the SEC and all other information that is made available to shareholders; and

(c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters during the Company's normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise reasonably cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, with the Company with respect thereto.

6. Limits on Additional Issuances. Except for the issuance of stock options, restricted stock and stock appreciation rights under the Company's long term incentive plans, the issuance of Common Stock purchase warrants, or the issuance of Common Stock upon the conversion of preferred stock or upon exercise of outstanding options, warrants and other equity-based rights and the offering contemplated hereby, the Company will not, for a period of six months following the Closing Date, offer for sale or sell any securities unless, in the opinion of the Company's counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Offering. The foregoing shall not apply to securities issued in connection with any acquisition, including by way of merger, or purchase of stock or all or substantially all of the assets of any third party. Except for the issuance of stock options, restricted stock and stock appreciation rights under the Company's long term incentive plans, the issuance of Common Stock purchase warrants, or the issuance of Common Stock upon the conversion of preferred stock or upon exercise of outstanding options, warrants and other equity-based rights and the offering contemplated hereby, the Company has not engaged in any such offering during the six-month period prior to the date of this Agreement. The foregoing provisions shall not prevent the Company from filing a "shelf" registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the Business Day received, (ii) if delivered by nationally recognized overnight carrier, one Business Day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two Business Days after timely delivery to such carrier, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to the Company, to:

China Energy Recovery, Inc.
9440 Little Santa Monica Boulevard, Suite 401
Beverly Hills, California 90210
Attention: Michael Kurdziel
Facsimile: (310) 402-5937

with a copy to:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
Attention: Adam J. Agron

if to the Investor, at its address on the signature page hereto.

8. Amendments; Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10. Entire Agreement; Severability. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[Remainder of This Page Intentionally Left Blank; Signature Page to Follow]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: ______________, 2008

[Investor Name]

By:
Name:
Title:

Address:

AGREED AND ACCEPTED:

CHINA ENERGY RECOVERY, INC.

By: ________________________________
Name: Michael Kurdziel
Title: Chief Executive Officer

EXHIBIT A

CHINA ENERGY RECOVERY, INC.
CERTIFICATE OF SUBSEQUENT SALE

Corporate Stock Transfer, Inc.
3200 Cherry Creek South Drive, Suite 430
Denver, Colorado 80209
Attention: Carylyn Bell

RE:	Sale of Shares of Common Stock of China Energy Recovery, Inc. (the "Company") pursuant to the Company's Prospectus dated _______________, 2008 (the "Prospectus").

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

Dated:_____________	Very truly yours,

By:
Name:
Title: